Exhibit 10.45

RESTRICTED STOCK AWARD AGREEMENT

([            ] shares)

THIS AGREEMENT (the “Agreement”) is made effective as of [DATE] (the “Grant Date”), between Visant Holding Corp., a Delaware corporation (hereinafter called the “Company”), and the individual whose name is set forth on the signature page hereof, who is an employee of the Company or a Subsidiary or an Affiliate, hereinafter referred to as the “Employee.” Any capitalized terms herein not otherwise defined shall have the meaning set forth in the Plan (as hereinafter defined).

WHEREAS, in connection with the Employee’s employment with the Company or an Affiliate of the Company, the Company desires to grant the Employee shares of Common Stock, pursuant to the terms and conditions of this Agreement (the “Restricted Stock Award”), the Third Amended and Restated 2004 Stock Option Plan for Key Employees of the Company and Its Subsidiaries (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement), a Management Stockholder’s Agreement entered into by and between the Company and the Employee, dated as of March 17, 2005 (as amended from time to time, the “Management Stockholder’s Agreement”), and a Sale Participation Agreement entered into by and between Fusion Acquisition LLC, a Delaware limited liability company (“Fusion”) and the Employee, dated as of March 17, 2005 (the “Sale Participation Agreement”); and

WHEREAS, the Committee has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the shares of Common Stock provided for herein to the Employee as an incentive for increased efforts during his or her employment with the Company or an Affiliate of the Company, and has advised the Company thereof and instructed the undersigned officer to grant said Restricted Stock Award.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Grant of the Restricted Stock. Subject to the terms and conditions of the Plan, the Management Stockholder’s Agreement (and the agreements incorporated by reference therein), and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Employee [            ] shares of Common Stock (hereinafter called the “Restricted Stock”), which shall vest and become nonforfeitable in accordance with Section 2 hereof.

2. Vesting. Subject to the Employee’s continued employment with the Company, the Restricted Stock shall vest and become nonforfeitable with respect to one hundred percent (100%) of the Restricted Stock initially granted hereunder on [        ].

(a) If the Employee’s Employment with the Company is voluntarily terminated by the Employee other than for “Good Reason” (as defined below) or is terminated by the Company for “Cause” (as defined below), the Restricted Stock shall, to the extent not then vested, be forfeited by the Employee without consideration.

(b) If the Employee’s Employment with the Company is terminated by the Employee for Good Reason, by the Company without Cause, or as a result of the Employee’s death or “Permanent Disability” (as defined below), the Restricted Stock shall, to the extent not then vested and not previously forfeited, immediately become fully vested.

For purposes of this Agreement:

“Cause” shall mean “Cause” as such term may be defined in any employment agreement or change-in-control agreement in effect at the time of termination between the Employee and the Company or any of its Subsidiaries or Affiliates; or, if there is no such employment or change-in-control agreement, “Cause” shall mean (i) the Employee’s willful and continued failure to perform his or her material duties with respect to the Company or it Subsidiaries which continues beyond ten (10) days after a written demand for substantial performance is delivered to the Employee by the Company (the “Cure Period”), (ii) the willful or intentional engaging by the Employee in conduct that causes material and demonstrable injury, monetarily or otherwise, to the Company, the Investors or their respective Affiliates, (iii) commission of a crime constituting (A) a felony under the laws of the United States or any state thereof or (B) a misdemeanor involving moral turpitude, or (iv) a material breach by the Employee of this Agreement or other agreements, including, without limitation, engaging in any action in breach of restrictive covenants, herein or therein, that continues beyond the Cure Period (to the extent that, in the Board’s reasonable judgment, such breach can be cured);

“Good Reason” shall mean “Good Reason” as such term may be defined in any employment agreement or change-in-control agreement in effect at the time of termination between the Employee and the Company or any of its Subsidiaries or Affiliates; or, if there is no such employment or change-in-control agreement, “Good Reason” shall mean (i) a reduction in the Employee’s base salary or annual incentive compensation (other than a general reduction in base salary that affects all members of senior management in substantially the same proportions, provided that the Employee’s base salary is not reduced by more than 10%); (ii) a substantial reduction in the Employee’s duties and responsibilities; or (iii) a transfer of the Employee’s primary workplace by more than fifty miles from his workplace, and provided, further, that “Good Reason” shall cease to exist for any such event on the 60th day following the later of its occurrence or the Employee’s knowledge thereof, unless the Employee has given the Company written notice thereof prior to such date; and

“Permanent Disability” shall mean “Disability” or “Permanent Disability” as such term may be defined in any employment agreement or change-in-control agreement in effect at the time of termination between the Employee and the Company or any of its Subsidiaries or Affiliates; or, if there is no such employment or change-in-control agreement, “Permanent Disability” shall mean the Employee becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any eighteen (18) consecutive month period to perform substantially all of the material elements of the Employee’s duties with the Company or any Subsidiary or Affiliate thereof. Any question as to the existence of the Permanent Disability of the Employee as to which the Employee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Employee and the Company. If the Employee and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Permanent Disability made in writing to the Company and the Employee shall be final and conclusive for all purposes of this Agreement (such inability is hereinafter referred to as “Permanent Disability” or being “Permanently Disabled”).

(c) Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change in Control, the Restricted Stock shall, to the extent not then vested and not previously forfeited, immediately become fully vested.

3. Certificates. Certificates evidencing the Restricted Stock shall be issued by the Company, registered in the Employee’s name on the stock transfer books of the Company and delivered to the Employee or to the Employee’s legal guardian or representative.

4. Rights as a Stockholder. The Employee shall be the record owner of the Restricted Stock unless or until such Restricted Stock is forfeited pursuant to Section 2 hereof or is otherwise sold or disposed of pursuant to the terms of the Management Stockholder’s Agreement or the Sale Participation Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company, provided that any cash or in-kind dividends or distributions paid with respect to the Restricted Stock which have not previously vested shall be withheld by the Company and shall be paid to the Employee only when, and if, such Restricted Stock shall become fully vested pursuant to Section 2.

5. Legend on Certificates. The certificates representing the vested Restricted Stock delivered to the Employee as contemplated by Section 3 above shall bear the legend set forth in Section 2 of the Management Stockholder’s Agreement (which legend shall also be revised to make reference to this Agreement) and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission or any stock exchange upon which such Common Stock is listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6. Transferability. The Restricted Stock may not, at any time prior to becoming vested pursuant to Section 2 or thereafter, be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition complies with the provisions of this Agreement, the Management Stockholder’s Agreement or the Sale Participation Agreement.

7. Employee’s Employment by the Company. Nothing contained in this Agreement or in any other agreement entered into by the Company or any of its Subsidiaries and the Employee, other than the applicable provisions of any offer letter or term sheet from the Company or any of its Subsidiaries to the Employee or any employment agreement entered into by and between the Employee and the Company or any of its Subsidiaries, as applicable, (i) obligates the Company or any Subsidiary to employ the Employee in any capacity whatsoever or (ii) prohibits or restricts the Company or any Subsidiary from terminating the employment, if any, of the Employee at any time or for any reason whatsoever, with or without cause, and the Employee hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to the Employee concerning the Employee’s employment or continued employment by the Company or any Rule 405 Affiliate thereof.

8. Change in Capitalization. If the Company shall be reorganized, recapitalized or restructured, consolidated or merged with another corporation, or otherwise undergo a significant corporate event, the Restricted Stock shall be adjusted or cancelled pursuant to Sections 8 and/or 9 of the Plan.

9. Withholding. It shall be a condition of the obligation of the Company, upon delivery of Restricted Stock to the Employee, that the Employee pay to the Company such amount of all such taxes (or make such other settlement in respect thereof) as may be required for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Restricted Stock, including payment to the Company upon the vesting of the Restricted Stock. The Company shall be authorized to take such action as may be necessary, in the opinion of the Company’s counsel (including, without limitation, withholding vested Common Stock otherwise deliverable to the Employee under this Agreement and/or withholding amounts from any compensation or other amount owing from the Company to the Employee), to satisfy the obligations for payment of the minimum amount of any such taxes. In connection with the foregoing, the Employee may, at his or her option, elect to recognize the fair value of the Restricted Stock upon the Grant Date pursuant to Section 83 of the Internal Revenue Code of 1986, as amended. The Employee is hereby advised to seek his or her own tax counsel regarding the taxation of the grant of Restricted Stock made hereunder.

10. Limitation on Obligations. The Company’s obligation with respect to the Restricted Stock granted hereunder is limited solely to the delivery to the Employee of shares of Common Stock on the date when such shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation. This Restricted Stock Award shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement. In addition, the Company shall not be liable to the Employee for damages relating to any delays in issuing the share certificates to him (or his designated entities), any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

11. Securities Laws. Upon the vesting of any Restricted Stock, the Company may require the Employee to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement, consistent with the terms of the Management Stockholder’s Agreement. The granting of the Restricted Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

12. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 12, either party may hereafter designate a different address for notices to be given to him. Any notice that is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 12. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

13. Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

14. Restricted Stock Award Subject to Plan and Other Management Equity Agreements. The Restricted Stock Award shall be subject to all terms and provisions of the Plan, the Management Stockholder’s Agreement and the Sale Participation Agreement, to the extent applicable to the Restricted Stock. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan on the one hand and the Management Stockholder’s Agreement and/or the Sale Participation Agreement on the other hand, the terms of the Management Stockholder’s Agreement and/or the Sale Participation Agreement shall control.

15. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Continued on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

VISANT HOLDING CORP.

By:
Name:
Title:

EMPLOYEE

Name: